UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 12, 2018

(Date of earliest event reported)

CLS Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55546

_____________________________________

Nevada	45-1352286
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

11767 South Dixie Highway, Suite115, Miami, Florida 33156

(Address of principal executive offices, including zip code)

 (888) 438-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2018, CLS Holdings USA, Inc. (the "Company") executed an Agency Agreement with Canaccord Genuity Corp. and Gravitas Securities Inc. (collectively, the “Agents”) regarding a private offering of up to $40 million aggregate principal amount of senior unsecured convertible debentures (“Debentures”) with an issue price of US$1,000 per Debenture, convertible into units of the Company (the “Units”) at the option of the holder at a conversion price of US$0.80 per Unit (the “Conversion Price”) at any time prior to the close of business on the earlier of: (i) the last business day immediately preceding the maturity date of the Debentures, being the date that is three (3) years from the closing date of the offering (the “Closing Date”), and (ii) the date fixed for redemption upon the occurrence of a Change of Control (as defined in the Debentures) of the Company.

The Debentures are unsecured obligations of the Company and rank pari passu in right of payment of principal and interest and were issued pursuant to the terms of a debenture indenture, dated December 12, 2018, between the Company and Odyssey Trust Company as the debenture trustee (“Debenture Indenture”). The Debentures bear interest at a rate of 8% per annum from the Closing Date, payable on the last business day of each calendar quarter. For a period of 18 months from the Closing Date, any interest payable shall automatically accrue and be capitalized to the principal amount of the Debenture and shall thereafter be deemed to be part of the principal amount of the Convertible Debenture.

Beginning on the date that is four (4) months plus one (1) day following the Closing Date, the Company may force the conversion of all of the principal amount of the then outstanding Debentures at the Conversion Price on not less than 30 days’ notice should the daily volume weighted average trading price of the Common Shares be greater than US$1.20 per common share for the preceding 10 consecutive trading days.

Upon a Change of Control (as defined in the Debentures) of the Company, holders of the Debentures have the right to require the Company to repurchase their Debentures, in whole or in part on the date that is 30 days following notice of the Change of Control, at a price equal to 105% of the principal amount of the Debentures then outstanding plus accrued and unpaid interest thereon (the “Offer Price”). If 90% or more of the principal amount of the Debentures outstanding on the date of the notice of the Change of Control have been tendered for redemption, the Company will have the right to redeem all of the remaining Convertible Debentures at the Offer Price. The Debentures also contain standard anti-dilution provisions.

Each Unit issuable upon conversion of the Debentures is comprised of one common share of the Company (a “Common Share”) and one-half of one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable into one Common Share at a price of US$1.10 per Warrant (the “Exercise Price”) for a period of 36 months from the Closing Date. The Warrants are governed by the terms of a warrant indenture, dated December 12, 2018, between the Company and Odyssey Trust Company as the warrant agent (“Warrant Indenture”).

If, at the time of exercise of any Warrant in accordance with the warrant indenture, there is no effective registration statement under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) covering the resale by the holder of a portion of the Common Shares to be issued upon exercise of the Warrant, or the prospectus contained therein is not available for the resale of the Common Shares by the holder under the U.S Securities Act by reason of a blackout or suspension of use thereof, then the Warrants may be exercised, in part for that portion of the Common Shares not registered for resale by the holder under an effective registration statement or in whole in the case of the prospectus not being available for the resale of such Common Shares, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a number of Common Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: A = the last volume weighted average price (“VWAP”) for the trading day immediately preceding the time of delivery of the exercise form giving rise to the applicable “cashless exercise”; B = the exercise price of the Warrant; and X = the number of Common Shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Pursuant to the Agency Agreement, the Company has granted the Agents an option to increase the offering by an additional $6 million in principal amount of Debentures, which option is exercisable by the Agents at any time up until the Closing Date of the final tranche of the offering.

Pursuant to the Agency Agreement, the Company has agreed to pay the Agents: (A)(i) a cash fee of $354,000 for advisory services provided to the Company in connection with the offering (the "Advisory Fee"); (ii) a commission equivalent to 6.0% of the aggregate gross proceeds of the offering in the form of cash or Debentures, or any combination of cash or Debentures at the option of the Agents (other than from the president's list purchasers); (B)(i) an aggregate of 184,375 Units (the "Advisory Units"); and (ii) a fee equal to the number of Units which is equal to 2.5% of the aggregate gross proceeds of the offering divided by the Conversion Price (the "Agents' Units", and together with the Advisory Units, the "Finance Fee Units"); and (C)(i) an aggregate of 442,500 advisory warrants (the "Advisory Warrants"); and (ii) broker warrants equal to 6.0% of the gross proceeds of the offering divided by the Conversion Price (the "Agents' Warrants", and together with the Advisory Warrants, the "Broker Warrants"). Each Broker Warrant is exercisable at any time prior to the date that is thirty-six (36) months from the Closing Date (the "Compensation Expiry Date") to acquire that number of Units (the “Compensation Units") which is equal to 6.0% of the gross proceeds of the Offering divided by the Conversion Price, at an exercise price equal to the Conversion Price.

The Company expects the offering to close in tranches, subject to the satisfaction of customary closing conditions. The Agency Agreement contains customary representations, warranties and covenants of the Company and provides that the Company will indemnify the Agents against certain liabilities, including liabilities under the U.S. Securities Act, or to reimburse the Agents for payments that the Agents may be required to make because of such liabilities.

Pursuant to the Agency Agreement and the subscription agreements signed by investors in the offering, the Company has granted certain registration rights to the holders of the Debentures pursuant to which the Company has agreed to prepare and file a registration statement with the United States Securities and Exchange Commission under the U.S. Securities Act to register the resale by the original purchasers of the Debentures of the Common Shares issuable upon conversion of the Debentures or exercise of the Warrants. The Company has agreed to use its best efforts to make such filing within 45 days of the Closing Date and bring it effective within 120 days of the filing date of the registration statement. The Company has agreed to maintain the registration statement effective under the U.S. Securities Act until the earlier of the date (i) all of the registrable Common Shares have been sold pursuant to such registration statement or Rule 144, if available, or (ii) three years from the effective date of such registration statement.

The foregoing descriptions of the Debenture Indenture, the Warrant Indenture and the Agency Agreement, are a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the Debenture Indenture, the Warrant Indenture and the Agency Agreement, which are incorporated by reference hereto and filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the offering described in Item 1.01 hereof, which is hereby incorporated by reference, on December 12, 2018, the Company closed the first tranche of its offering of Debentures and issued $12,012,000 in aggregate principal amount of Debentures.

In connection with the closing of the first tranche, the Company issued (i) 184,375 Advisory Units, (ii) 375,375 Agents' Units, (iii) 442,500 Advisory Warrants; and (ii) 900,900 Agents’ Warrants.

The Debentures, Advisory Units, Agents’ Units, Advisory Warrants and Broker Warrants and the underlying Common Shares and Warrants are restricted securities.  The sale of the securities in Canada was exempt from registration under the U.S. Securities Act in accordance with the requirements of Category 3 of Rule 903 of Regulations S under the U.S. Securities Act.  The sale of the securities in the United States was exempt from registration under the U.S. Securities Act because the securities were sold in a private offering to a limited number of “qualified institutional buyers” (as defined under Rule 144A under the U.S. Securities Act) pursuant to Section 4(a)(2) of the U.S. Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

4.1	Debenture Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company
4.2	Warrant Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company
10.1	Agency Agreement dated December 12, 2018 by and between the Company and Canaccord Genuity Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: December 18, 2018	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Debenture Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company
4.2	Warrant Indenture dated December 12, 2018 by and between the Company and Odyssey Trust Company
10.1	Agency Agreement dated December 12, 2018 by and between the Company and Canaccord Genuity Corp.